EXHIBIT (17)(a)

PROXY CARD FOR DCA TOTAL RETURN FUND Proxy for A Special Meeting of Shareholders – September 16, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES for use at an Annual Meeting of Shareholders to be held at the address of the Funds, 518 17th Street, 17th Floor, Denver, Colorado 80202 on September 16, 2010 at 1:30 p.m., local time.

The undersigned hereby appoints Jeffrey W. Taylor and Jami M. VonKaenel and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and at all adjournments and postponements thereof, all common shares of beneficial interest of DCA Total Return Fund held of record by the undersigned on the record date for the Annual Meeting, upon the following matters and upon any other matter which may come before the Annual Meeting, in their discretion.

The attached proxy statement contains additional information about the Proposals and the Fund. Please read it before you vote.

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-829-0135. Representatives -are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on September 16, 2010

The proxy statement for this meeting is available at: www.proxyonline.com/docs/divcap2010.pdf

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Please see the instructions below to vote your proxy by PHONE or by MAIL. Please use whichever method is most convenient for you. If you choose to vote by phone, you should not also mail your proxy card. Please vote today!

PHONE:	To cast your vote by phone with a proxy voting representative, call toll-free 1-866-829-0135 and provide the representative with the “TAG ID” number found on the reverse side of this proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

NOTE: Receipt of Notice of Annual Meeting and Joint Proxy Statement/Prospectus is hereby acknowledged. Important: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator guardian or corporate officer, please give your full title.

Shareholder sign here	Date

Joint owner sign here	Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

DCA TOTAL RETURN FUND
TAG ID NUMBER

If you received more than one ballot because you have multiple investments in the Funds, please remember to vote all of your ballots!

Every properly signed Proxy will be voted in the manner specified below. If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “For” the nominee for Trustee in Proposal 1, “For” approval of the removal of the fundamental restriction requiring each Fund to invest greater than 25% of its total assets in securities of companies in the real estate industry in Proposal 2, “For” approval of the Agreement and Plan of Reorganization reorganizing DCW into DCA in Proposal 3, and in the discretion of the Proxy holder on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy is being solicited by the Board of Trustees, which recommends a vote FOR all Proposals as more fully described in the proxy statement.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

		FOR		WITHHOLD

1. Election of Trustees

1.1	J. Gibson Watson, III	☐		☐

1.2	John Mezger	☐		☐

		FOR	AGAINST	ABSTAIN

2. Approval of the removal of the fundamental restriction requiring each Fund to invest greater than 25% of its total assets in securities of companies in the real estate industry		☐	☐	☐

3. Approval of the Agreement and Plan of Reorganization reorganizing DCW into DCA		☐	☐	☐

THANK YOU FOR VOTING